EXHIBIT 99.1

Premier Exhibitions, Inc. Reschedules Shareholder Call

Call Moved to Thursday, April 9, 2015, 11:00am EDT

ATLANTA, April 7, 2015 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading provider of museum-quality touring exhibitions around the world ("Premier" or the "Company"), today announced that it has moved its previously scheduled conference call with investors to further discuss the recently announced Dinoking transaction to Thursday, April 9, 2015 11:00am EDT. U.S. and Canadian participants may dial toll-free: (888) 359-3627; International participants may dial toll: 719-325-2428. Please ask for conference ID: 5798810

Shareholders should refer to the Company's press release dated April 2, 2015 for more information about the transaction.

About Premier Exhibitions, Inc.

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.

CONTACT: Investor Contact:

         Michael J. Little
         Interim President and Chief Executive Officer
         Chief Financial Officer and Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com